                                STATE OF NEW YORK

                              INSURANCE DEPARTMENT



It is hereby certified that the annexed copy of Amended and Restated Charter of METROPOLITAN LIFE INSURANCE COMPANY, of New York, New York, to update the definition of life insurance and add legal services insurance to the company's corporate powers, as approved by this Department November 27, 2001, pursuant to
Section 1206 of the New York Insurance Law,

has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

                                     In Witness Whereof, I have hereunto set
                                     my hand and affixed the official seal of
    [SEAL]                           this Department at the City of Albany,
                                     this 27th day of November, 2001.

                                      /s/ Salvatore Costigliore
                                     Special Deputy Superintendent

                               [STAMPED RECEIPT]




                                                    Charter Instruments  Page 1

                        AMENDED AND RESTATED CHARTER OF
                      METROPOLITAN LIFE INSURANCE COMPANY

                                     Under
                       Section 1206 of the Insurance Law
            and Sections 801 and 807 of the Business Corporation Law
            --------------------------------------------------------

     1.  The name of the corporation is Metropolitan Life Insurance Company.

     2. The corporation was incorporated on May 4, 1866 under the name "National Travelers Insurance Company." The name of the corporation was changed to "Metropolitan Life Insurance Company" on March 24, 1868.

     3.  The Charter of the corporation is hereby amended, as authorized by
Section 1206 of the Insurance Law of New York (the "Insurance Law") and Sections 801 and 807 of the Business Corporation Law of New York, to specifically provide that the corporation's powers include the provision of legal services insurance and to update the definition of life insurance.

     4. On October 23, 2001, the amendment and restatement of the Charter was authorized by a majority vote of the Board of Directors of the corporation and thereafter consented to and authorized by the holder of all of the issued and outstanding capital stock of the corporation entitled to vote thereon.

     5. The text of the Charter, as amended by the filing of this Amended and Restated Charter, is hereby restated to read in full as follows:

                                   ARTICLE I

                                 CORPORATE NAME

     The name of the corporation shall continue to be "Metropolitan Life Insurance Company." The corporation may use, in the transaction of any or all of its business and affairs in Canada, including the exercise of any or all of its rights, such name or such name expressed in the French language. Such name when so expressed shall be "La Metropolitaine, compagnie d'assurance vie."

                                   ARTICLE II

                               PLACE OF BUSINESS

     The corporation shall be located and have its principal place of business in the Borough of Manhattan, City of New York, County of New York, and State of New York.

                                                     Charter Instruments  Page 2

                                  ARTICLE III

                         ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the fourth Tuesday of April, or otherwise, within 60 days thereafter, as the Board may determine, provided that the Superintendent of Insurance of the State of New York (or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the corporation's insurance business under applicable law) is given notice of the date determined by the Board prior to such date, at such place, either within or without the State of New York, as may be fixed from time to time by resolution of the Board and set forth in the notice or waiver of notice of the meeting.

                                   ARTICLE IV

                          BUSINESS OF THE CORPORATION

     The business of the corporation and the kinds of insurance to be undertaken by it are:

     (1) "life insurance," meaning every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon (A) diagnosis of terminal illness defined as a life expectancy of twelve months or less, (B) diagnosis of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, (C) certification by a licensed health care practitioner of any condition which requires continuous care for the remainder of the insured's life in an eligible facility or at home when the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment, or (D) certification by a licensed health care practitioner that the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment and the insurer that issues such policy is a qualified long term care insurance carrier under Section 4980c of the Internal Revenue Code or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. "Life insurance" also includes

                                                     Charter Instruments  Page 3
    additional benefits to safeguard the contract against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to Section 4240 of the Insurance Law;

(2) "annuities," meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one hereof. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to Section 4240 of the Insurance Law;

(3) "accidental and health insurance," meaning (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers' compensation law, except as specified in item (ii) hereof; and (ii) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date; and

(4) "legal services insurance" meaning insurance providing legal services or reimbursement of the cost of legal services;

as heretofore authorized by and under this Charter and paragraphs 1, 2, 3 and 29 of Section 1113(a) of the Insurance Law; together with such reinsurance business (in addition to reinsurance of the kinds of insurance business hereinabove stated) as may be permitted to the corporation by Section 1114 of said Law; together with such business in which the corporation may be authorized to engage pursuant to any amendment to paragraphs 1, 2, 3 and 29 of Section 1113(a) or
Section 1114 of said Law which may be hereafter adopted; and together with any other kind or kinds of business to the extent reasonably ancillary or necessarily or properly incidental to the kinds of insurance business which the corporation is so authorized to do.

    The corporation shall also have the general rights, powers and privileges now or hereafter granted by the Insurance Law or any other law to stock life insurance companies having power to do the kinds of business hereinabove referred to and any and all other rights, powers and privileges of a corporation, as the same may now or hereafter be declared by applicable law.

                                                     Charter Instruments  Page 4

                                   ARTICLE V

                                CORPORATE POWERS

     Section 1. The business of the corporation shall be managed under the direction of its Board, by committees thereof and by such officers and agents as the Board or such committees may empower.

     Section 2. The Board shall consist of not less than thirteen directors (except for vacancies temporarily unfilled) nor more than thirty directors, as may be determined by the Board by resolution adopted by a majority of the authorized number of directors immediately prior to such determination. Not less than one-third of the directors shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation, and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity ("Outside Directors").

     Section 3. The Board shall have power to make and prescribe such By-Laws, rules and regulations for the transaction of the business of the corporation and the conduct of its affairs, not inconsistent with the laws of the State of New York and this Charter as may be deemed expedient, and to amend or repeal such By-Laws, rules and regulations, except as otherwise provided in such By-Laws.

     Section 4. The Board shall have the power to declare by by-law what number of directors shall constitute a quorum for the transaction of business, provided, however, that such number shall be no less than a majority of the authorized number of directors, as least one of whom shall be an Outside Director.

     Section 5. The Board shall elect or appoint a Chairman, a Chief Executive Officer, a President, one or more Vice-Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel and such other officers as it may deem appropriate, except that officers of the rank of Vice-President and below may be elected or appointed by the Compensation Committee of the Board. Officers shall have such powers and perform such duties as may be authorized by the By-Laws or by or pursuant to authorization of the Board or the Chief Executive Officer.


                                   ARTICLE VI

                       ELECTION OF DIRECTORS AND OFFICERS

     Section 1. The directors of the corporation shall be elected by the shareholders as prescribed by law and the By-Laws of the corporation. The officers of the corporation shall be elected or appointed as provided in the By-Laws of the corporation. Each director shall be at least 18 years old, at all times a majority of the directors shall be

                                                     Charter Instruments  Page 5
citizens and residents of the United States and not less than three shall be residents of the State of New York.

    Section 2. Vacancies in the Board, include vacancies resulting from any increase in the authorized number of directors or the removal of any director, except a removal of a director without cause, shall be filled by a vote of the Board until the next annual meeting of shareholders of the corporation, except that if the number of directors then in office is less than a quorum, such vacancies may be filled by a vote of a majority of directors then in office.

                                  ARTICLE VII

                             LIABILITY OF DIRECTORS

     No director shall be personally liable to the corporation or any of its shareholders or any of its policyholders for damages for any breach of duty as a director, provided, however, that the foregoing provision shall not eliminate or limit:

          (i) the liability of a director if a judgement or other final adjudication adverse to the director establishes that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which the director knew or reasonably should have known violated the Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the Insurance Law (or any regulations promulgated thereunder), or (c) which constituted a knowing violation of any other law; or

          (ii) the liability of a director for any act or omission prior to April 26, 1990.

                                  ARTICLE VIII

                                     STOCK

     The amount of capital of the corporation shall be $10,000,000 and shall consist of 1,000,000,000 authorized shares of Common Stock, par value $.01 per share.

                                                     Charter Instruments  Page 6

                                   ARTICLE IX

                                    DURATION

     The duration of the corporation shall be perpetual.

     IN WITNESS WHEREOF, Metropolitan Life Insurance Company, by authority of its Board of Directors, has caused this Amended and Restated Charter to be signed by its Chairman of the Board, President and Chief Executive Officer and its corporate seal to be affixed hereto attested by its Vice President and Secretary on October 31st, 2001.

                                    METROPOLITAN LIFE INSURANCE COMPANY

            [SEAL]                  By: /s/ Robert H. Benmosche
                                        -------------------------------
                                        Robert H. Benmosche
                                        Chairman of the Board, President and
                                        Chief Executive Officer


ATTEST

/s/ Gwenn L. Carr
-------------------------------
Gwenn L. Carr
Vice President and Secretary


                                ACKNOWLEDGMENT

STATE OF NEW YORK      (ss)

COUNTY OF NEW YORK     (ss)

     BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Robert H. Benmosche, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Metropolitan Life Insurance Company, a New York life insurance company, and that he has executed the same as the act of said corporation in the capacities therein stated by authority of its board of directors.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31st day of October, 2001.

                                    /s/ Valery Caudle
                                    -------------------------------
                                    Notary Public in and for the
                                    State of New York



                                         [NOTARY STAMP]
                                         VALERY CAUDLE
                                         Notary Public State of New York
                                         No. 60-4824263
                                         Qualified in Westchester County
                                         Commission Expires November 20, 2002

                                                     Charter Instruments  Page 7

              [LETTERHEAD] STATE OF NEW YORK INSURANCE DEPARTMENT

                                                              August 21, 2000

                                                              File No. N00 0702A


Jay W. Klein
Assistant General Counsel
Metropolitan Life Insurance Company
One Madison Avenue
New York, NY 10010-3690

                        Re:   Metropolitan Life Insurance Company
                              By-Law Amendment

Dear Mr. Klein:

        The amendment to the above captioned company's by-laws, which you submitted under cover of August 17, 2000, has been approved and placed on file with this Department as of the date of this letter.

                                                     Very truly yours.



                                                     /s/ Patrick M. Harrigan


                                                     Patrick M. Harrigan
                                                     Associate Attorney
                                                     Office of General Counsel
                                                     Albany Office

PMH:hak




                           http:\www.ins.state.ny.us

                             Amended and Restated
                By-Laws of Metropolitan Life Insurance Company
                ----------------------------------------------

                                   ARTICLE I

                                 SHAREHOLDERS

     Section 1.1 Annual Meetings. The annual meeting of the shareholders of the
                 ---------------
corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the fourth Tuesday of April, or otherwise, within 60 days thereafter, as the Board may determine, provided that the Superintendent of Insurance of the State of New York (or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the corporation's insurance business under applicable law) is given notice of the date determined by the Board prior to such date, at such place, either within or without the State of New York, as may be fixed from time to time by resolution of the Board and set forth in the notice or waiver of notice of the meeting.

     Section 1.2 Special Meetings. Special meetings of the shareholders may be
                 ----------------
called at any time by the Chief Executive Officer (or, in the event of such Chief Executive Officer's absence or disability, by the President), or by the Board. A special meeting shall be called by the Chief Executive Officer (or, in the event of such Chief Executive Officer's absence or disability, by the President), or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than 25% of the outstanding shares of the corporation at the time entitled to vote at any meeting of the shareholders, which request shall state the purpose or purposes of such meeting. If such officers shall fail to call such meeting within 20 days after receipt of such request, any shareholder executing such request may call such meeting. Such special meetings of the shareholders shall be held at such places, within or without the State of New York, as shall be specified in the respective notices or waivers of notice thereof.

     Section 1.3 Notice of Meetings. The Secretary or any Assistant Secretary
                 ------------------
shall cause written notice of the place, date and hour of each meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, to be given personally or by first class mail, not fewer than ten nor more than sixty days before the date of the meeting.

     No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder, in person or by proxy, at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 1.4 Quorum. Except as otherwise required by law or by the Charter,
                 ------
the presence in person or by proxy of the holders of record of a majority of the votes of shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     Section 1.5 Voting. Every holder of record of shares entitled to vote at a
                 ------
meeting of shareholders shall be entitled to one vote for each share standing in such shareholder's name on the books of the corporation on the record date set therefor. Except as otherwise required by law or by the Charter or by Section
1.7 hereof (regarding the election of directors), any corporate action shall be authorized by a majority of the votes cast in favor of or against such action by the holder of record of shares represented at any meeting at which a quorum is present. An abstention shall not constitute a vote cast.

     Section 1.6 Proxies. Every shareholder entitled to vote at any meeting of
                 -------
the shareholders or to express consent to or dissent from corporate action without a meeting may, in any legally valid manner, authorize another person or persons to vote at any such meeting and express such consent or dissent for such shareholder by proxy. No such proxy shall be voted or acted upon after the expiration of eleven months from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable.

     Section 1.7 Election and Term of Directors. The directors shall be elected
                 ------------------------------
at each annual meeting of the shareholders to hold office until the next annual meeting of shareholders. Each director shall hold office until the expiration of the term for which he or she is elected and until such director's successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. At each annual meeting of the shareholders of the corporation, at which a quorum is present, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election.

     Section 1.8 Organization; Procedure. The Board shall determine whom from
                 -----------------------
among the officer directors shall preside at the meeting of shareholders. The order of business and all other matters of procedure at every meeting of shareholders may be determined by such presiding officer. The Secretary, or in the event of the Secretary's absence or disability, an Assistant Secretary or, in the Assistant Secretary's absence, an appointee of the presiding officer, shall act as Secretary of the meeting.

     Section 1.9 Consent of Shareholders in Lieu of Meeting. Whenever the vote
                 ------------------------------------------
of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by law, by the Charter or by these By-Laws, the meeting and vote of shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.1 Regular Board Meetings. Regular meetings of the Board for the
                 ----------------------
transaction of any business shall be held at such times and places, either within or without the State of New York, as may be fixed from time to time by resolution of the Board; provided, however, that at least one regular meeting of the Board shall be held in each calendar year. One regular meeting of the Board in each calendar year shall be designated as the Annual Organization Meeting. Except as otherwise required by law or these By-Laws, notice of regular meetings need not be given.

     Section 2.2 Special Board Meetings, Waiver of Notice. Special meetings of
                 ----------------------------------------
the Board shall be held whenever called by the chief executive officer or by any three directors. Notice of each such special meeting shall be mailed to each director at such director's residence or usual place of business or other address filed with the Secretary for such purpose, or shall be sent to such director by any form of telecommunication, or be delivered or given to such director personally or by telephone, not later than the second day preceding the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time, place and purpose of the meeting.

     Section 2.3 Participation by Telephone. Any one or more members of the
                 --------------------------
Board or any committee thereof may participate in any meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board or such committee for quorum and voting purposes.

     Section 2.4 Action Without a Meeting. Any action which is required or
                 ------------------------
permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action; provided, however, that the Annual Organization Meeting of the Board may not be conducted by such unanimous written consent. The resolution and the written consents thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or committee.

     Section 2.5 Number, Quorum and Adjournments. The Board shall consist of not
                 -------------------------------
less than thirteen directors (except for vacancies temporarily unfilled) nor more than thirty directors, as may be determined by the Board by resolution adopted by a majority of the authorized number of directors immediately prior to any such determination. The authorized number of directors of the corporation may be increased or decreased at any time by a vote of the majority of the authorized number of directors immediately prior to such vote; provided, however, that no such decrease in the authorized number of directors shall shorten the term of any incumbent director. Not less than one-third of the directors shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity ("Outside Directors"). At any meeting of the Board, the presence of at least a majority of the authorized number of directors, at least one of whom shall be an Outside Director, shall constitute a quorum for the transaction of business. Except as otherwise provided by law or these By-Laws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board shall be given if and as determined by a majority of the directors present at the time of the adjournment.

     Section 2.6 Presiding Officer. The Board shall determine whom from among
                 -----------------
the officer directors shall preside at meetings of the Board. In the event of the absence or disability of all such officer directors, the Board shall select one of its members present to preside.

     Section 2.7 Board Vacancies. Any vacancy in the Board, including any
                 ---------------
vacancy resulting from any increase in the authorized number of directors or the removal of any director, except a removal of a director without cause, shall be filled by a vote of the Board until the next annual meeting of shareholders of the corporation and until such director's successor shall have been elected and qualified; provided, however, that if the number of directors then in office is less than a quorum, any vacancy may be filled by a vote of a majority of directors then in office.

                                  ARTICLE III

                                  COMMITTEES

     Section 3.1 Standing Committees. The Board shall have the following
                 -------------------
standing committees, each consisting of not less than five directors, as shall be determined by the Board:

          Executive Committee
          Investment Committee

          Compensation Committee
          Audit Committee
          Governance and Finance Committee

     Section 3.2 Designation of Members and Chairmen of Standing Committees. At
                 ----------------------------------------------------------
its first meeting following the annual meeting of shareholders of the corporation, the Board shall, by resolution adopted by a majority of the then authorized number of directors, designate from among the directors the members of the standing committees and from among the members of each such committee a chairman thereof, which members shall serve as such, at the pleasure of the Board, so long as they shall continue in office as directors, until the meeting following the next annual meeting of shareholders of the corporation and thereafter until the appointment of their successors. Each member of the Audit Committee, the Compensation Committee and the Governance and Finance Committee shall be an Outside Director, and not less than one-third of the members of each other committee shall be Outside Directors. The Board may by similar resolution designate one or more directors as alternate members of such committees, who may replace any absent member or members at any meeting of such committees; provided, however, that the membership of the committee shall satisfy the preceding sentence following such designation. Vacancies in the membership or chairmanship of any standing committee may be filled in the same manner as original designations at any regular or special meeting of the Board, and the chief executive officer may designate from among the remaining members of any standing committee whose chairmanship is vacant a chairman who shall serve until a successor is designated by the Board.

     Section 3.3 Notices of Times of Meetings of Standing Committees and
                 -------------------------------------------------------
Presiding Officers. Meetings of each standing committee shall be held upon call
------------------
of the chief executive officer, or upon call of the chairman of such standing committee or two members of such standing committee. Meetings of each standing committee may also be held at such other times as it may determine. Meetings of a standing committee shall be held at such places and upon such notice as it shall determine or as shall be specified in the calls of such meetings. Any such chairman, if present, or such member or members of each committee as may be designated by the chief executive officer, shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding officer.

     Section 3.4 Quorum. At each meeting of any standing committee there shall
                 ------
be present to constitute a quorum for the transaction of business at least a majority of the members but in no event less than three members, at least one of whom shall be an Outside Director. Subject to the preceding sentence, any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.

     Section 3.5 Standing Committee Minutes. Each of the standing committees
                 --------------------------
shall keep minutes of its meetings which shall be reported to the Board at its regular meetings and, if called for by the Board, at any special meeting.

     Section 3.6 Executive Committee. The Executive Committee shall make
                 -------------------
recommendations to the Board with respect to the policyholder dividend and surplus policies and practices of the corporation and, during the intervals between meetings of the Board, except as otherwise provided in Section 3.12, shall have and may exercise the authority of the Board in the management of the property, business and affairs of the corporation, including the authority to declare dividends in respect of the corporation's stock.

     Section 3.7 Investment Committee. The Investment Committee, subject to and
                 --------------------
as may be provided in any resolution of the Board, shall have and may exercise the authority of the Board with respect to the management of the assets of the corporation, including purchases and sales thereof, the manner of designating depositaries for all monies received by the corporation, which shall be deposited in the name of the corporation, and the manner of disposition of the funds of the corporation so deposited.

     Section 3.8 Compensation Committee. The Compensation Committee shall
                 ----------------------
recommend to the Board the selection of all principal officers (as determined by the Committee) and such other officers as the Committee may determine to elect or appoint as officers, shall evaluate the performance and recommend to the Board the compensation of such principal officers and such other officers as the Committee may determine, and shall recommend to the Board any plan to issue options for the purchase of shares of the corporation's stock to its officers or employees. Except as otherwise provided in any resolution of the Board, the Committee shall have and may exercise all the authority of the Board with respect to compensation, benefits and personnel administration of the employees of the corporation and may elect or appoint officers as provided in Section 4.2 of these By-Laws.

     Section 3.9 Audit Committee. The Audit Committee shall have and may
                 ---------------
exercise the authority of the Board: to recommend to the Board the selection of the corporation's independent certified public accountants; to review the scope, plans and results relating to the internal and external audits of the corporation and its financial statements; and to review the financial condition of the corporation. Except as otherwise provided in any resolution of the Board, the Committee shall have and may exercise the authority of the Board: to monitor and evaluate the integrity of the corporation's financial reporting processes and procedures; to assess the significant business and financial risks and exposures of the corporation and to evaluate the adequacy of the corporation's internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions; and to review the corporation's policies on ethical business conduct and monitor compliance therewith.

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

     Section 3.10 Governance and Finance Committee. The Governance and Finance
                  --------------------------------
Committee shall nominate candidates for Director for election by shareholders and for filling vacancies on the Board, and may recommend to the Board any plan to issue options for the purchase of shares of the corporation's stock to its non-employee directors. Except as otherwise provided in any resolution of the Board, the Committee shall review and make recommendations to the Board with respect to the organization, structure, size, composition and operation of the Board and its Committees, including, but not limited to, the compensation for non-employee directors and shall review and make recommendations with respect to other corporate governance matters and matters that relate to the corporation's status as a member of a publicly-traded group of companies. The Governance and Finance Committee also shall review and make recommendations to the Board with respect to management's proposals concerning the corporation's financial policies and strategies, capital structure, and shareholder dividend policies; and shall review and make recommendations to the Board with respect to the financial aspects of acquisitions and divestitures proposed by management in conformity with guidelines established from time to time by the Board.

     Section 3.11 Special Committees. The Board may, by resolution adopted by a
                  ------------------
majority of the then authorized number of directors, designate special committees, each consisting of three or more directors of the corporation, which committees, except as otherwise prescribed by law or by Section 3.12, shall have and may exercise the authority of the Board to the extent provided in the resolutions designating such committees. Nothing herein shall be deemed to prevent the chief executive officer from appointing one or more special committees of directors for the purpose of advising the chief executive officer; provided, however, that no such committee shall have or may exercise any authority of the Board.

     Section 3.12 Limitations of the Authority of Committees. Notwithstanding
                  ------------------------------------------
any other provisions of these By-Laws, no committee shall have authority as to the following matters:

      (1) the submission to shareholders of any action that needs shareholder approval under applicable law;

      (2) the filling of vacancies in the Board or in any committee;

      (3) the fixing of compensation of the directors for serving on the Board or on any committee;

      (4) the amendment or repeal of these By-Laws or adoption of new By-Laws;
          and

      (5) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

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

                                  ARTICLE IV

                                   OFFICERS

     Section 4.1 Chief Executive Officer. The Board shall determine whom from
                 -----------------------
among the officer directors shall act as Chief Executive Officer.

     Subject to the control of the Board and to the extent not otherwise prescribed by these By-Laws, the Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board, shall manage the business of the Company and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

     Section 4.2 Other Officers. In addition to the Chief Executive Officer, the
                 --------------
Board shall elect or appoint a Chairman, a President, one or more Vice-Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel, and such other officers as it may deem appropriate, except that officers of the rank of Vice-President and below may be elected or appointed by the Compensation Committee of the Board. Officers other than the Chief Executive Officer shall have such powers and perform such duties as may be authorized by these By-Laws or by or pursuant to authorization of the Board or the Chief Executive Officer.

     All officers shall hold office at the pleasure of the Board.

                                   ARTICLE V

                              EXECUTION OF PAPERS

     Section 5.1 Instruments. Any officer, or any employee or agent designated
                 -----------
for the purpose by the Chief Executive Officer, or a designee of the Chief Executive Officer, shall have power to execute all instruments in writing necessary or desirable for the corporation to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, but excluding, to the extent otherwise provided for in these By-Laws, authorizations for the disposition of the funds of the corporation deposited in its name and policies, contracts, agreements, amendments and endorsements of, for or in connection with insurance or annuities) and to affix the corporate seal.

     Section 5.2 Disposition of Funds. All funds of the corporation deposited in
                 --------------------
its name shall be subject to disposition by check or other means, in such manner as the Investment Committee may determine.

     Section 5.3 Policies. All policies, contracts, agreements, amendments and
                 --------
endorsements, executed by the corporation as insurer, of, for or in connection with insurance or annuities shall bear such signature or signatures of such officer or officers as may be designated for the purpose by the Board.

     Section 5.4 Facsimile Signatures All instruments necessary or desirable for
                 --------------------
the corporation to execute in the transaction and management of its business and affairs, including those set forth in Sections 5.2 and 5.3 of these By-Laws, may be executed by use of or bear facsimile signatures as and to the extent authorized by the Board or a committee thereof or the chief executive officer. If any officer or employee whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer or employee before an instrument in such form is issued, such instrument may be issued with the same effect as if such person had been such officer or employee at the time of its issue.

                                  ARTICLE VI

                                 CAPITAL STOCK

     Section 6.1 Certificates of Shares. Every holder of shares in the
                 ----------------------
corporation shall be entitled to have a certificate (unless such shares shall be uncertificated shares) signed by, or in the name of the corporation by (i) the Chairman of the Board, the President or a Vice-President, and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable provisions of law, the Charter and these By-Laws. Within a reasonable time after the issuance of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

     Section 6.2 Lost, Stolen or Destroyed Certificates. The Board may direct
                 --------------------------------------
that a new certificate be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     Section 6.3 Transfers of Stock; Registered Shareholders. Shares of stock of
                 -------------------------------------------
the corporation shall be transferable only upon the books of the corporation kept for such purpose upon surrender to the corporation or its transfer agent or agents of a certificate (unless such shares shall be uncertificated shares) representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer. Within a reasonable time after the transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

     The Board, subject to these By-laws, may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock. Except as otherwise provided by law, the corporation, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

     Section 6.4 Record Date. For the purpose of determining the shareholders
                 -----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal or corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

     Section 6.5 Transfer Agent and Registrar. The Board may appoint one or more
                 ----------------------------
transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrar. The same person may act as transfer agent and registrar for the corporation.

     Section 6.6 Dividends. Subject to any applicable provisions of law and the
                 ---------
Charter, dividends or other distributions upon the outstanding shares of the corporation may be declared by the Board at any regular or special meeting of the Board, or by the Executive Committee as provided in Section 3.6, and any such dividend or distribution may be paid in cash, property, bonds or shares of the corporation, including the bonds or shares of other corporations, except as limited by applicable law.

                                  ARTICLE VII

                                    GENERAL

     Section 7.1 Indemnification of Directors and Officers. To the full extent
                 -----------------------------------------
permitted by the laws of the State of New York, the corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person, or such person's testator or intestate,

     (1) is or was a director or officer of the corporation, or

     (2) serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, and also is or was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with or as a result of such action or proceeding, or any appeal therein.

                                 ARTICLE VIII

                             AMENDMENT OF BY-LAWS

     Section 8.1 Amendments. These By-Laws or any of them may be amended,
                 ----------
altered or repealed by the Board at any regular or special meeting if written notice setting forth the proposed amendment, alteration or repeal shall have been mailed to all directors at least five days before the meeting or upon the affirmative vote by the holders of a majority of the outstanding shares; provided, however, that Section 7.1 of these By-Laws may not be amended, altered or repealed by the Board or the shareholders so as to affect adversely any then existing rights of any director or officer.